LIMITED POWER OF ATTORNEY

	The undersign, Cloyce A. Talbott, hereby authorizes each of Jonathan D. Nelson and A. Glenn Patterson, as the undersign's attorney-in-fact, with full power of substitution, to execute in the name and on behalf of the undersign, and to file any and all Form 4s
- Statement of Changes of Beneficial Ownership of Securities, and Form 5s - Annual Statement of Beneficial Ownership of Securities, required to be filed by the undersign with the Securities and Exchange Commission.



	Executed this 22nd day of October, 2002.


/s/ Cloyce A. Talbott
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